MEDIQ INCORPORATED
                                    RESTATED
                                     BY-LAWS

                 (Including Amendments through November 6, 1995)


                                    ARTICLE I

                  Section 1. The address of the registered office of the corporation in the State of Delaware is 901 Market Street in the City of Wilmington, County of New Castle. The registered office need not be identical with the principal office of the corporation and may be changed from time to time by the board of directors.

                  Section 2. The corporation may have its principal office and other offices at such other places within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation in the State of Delaware, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as

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shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meetings, they shall elect a board of directors, which election shall be by written ballot and transact such other business as may properly be brought before the meeting.

                  Section 3. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
                  Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman or President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning

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not less than twenty percent (20%) in amount of the entire
capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 5. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                  Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 7. Subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of record of shares of any class entitled to vote representing a majority of the total number of votes authorized to be cast by shares of all classes then issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the

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stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, whether or not a quorum is present, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 8. At each meeting of the stockholders, every holder of Common Stock entitled to vote thereat shall be entitled to one vote in person or by proxy for each share of common stock held by such stockholders and each holder of Preferred Stock having voting power shall be entitled to such vote as may be provided in the resolution of the board of directors providing for such shares. Except as may otherwise be provided for any series of Preferred Stock which may at the time be outstanding, neither fractional shares nor scrip fractional shares shall be entitled to any vote. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by

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proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship, or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. No proxy shall be entitled to vote after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall have been executed in writing (which shall include telegraphing, cabling or telephotographic transmission), and shall be filed with the secretary of the corporation, or with such other officer or agent of the corporation as the secretary may direct, before or at the time of the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or these by-laws a

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different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 9. The board of directors may appoint a judge or judges of election to serve at any election of directors and at voting on any other matter that may properly come before a meeting of stockholders. The judge or judges of election shall decide all questions regarding the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting.

                  Section 10. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent

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shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS
                  Section 1.  The number of directors which shall
constitute the whole board shall be set at ten (10). Within the limits above specified, the number of directors shall be determined by resolution of the board of directors, or by the stockholders at the annual meeting. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Directors need not be stockholders.

                  Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders, and the directors so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected

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and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding giving the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                  Section 3. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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                  Section 5. The first meeting of each newly elected
board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                  Section 7. Special meetings of the board may be called by the Chairman, the President, the Secretary or any two directors on two (2) days' notice to each director, either personally or by mail or by telegram. The attendance of a director at a meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

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                  Section 8.  At all meetings of the board, a majority of
the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 9. Unless otherwise restricted by the cer-tificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of committee.

                  Section 10. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all such persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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                             COMMITTEES OF DIRECTORS

                  Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at any meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend

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or to authorize the issuance of stock.  Such committee or
committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                  Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

                  Section 13. Unless otherwise restricted by the certificate of incorporation or by these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.


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                              REMOVAL OF DIRECTORS

                  Section 14. At any special meeting of the stock-holders, duly called as provided in these by-laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting, a successor or successors may be elected, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section
2 above.

                                   ARTICLE IV
                                     NOTICES

                  Section 1. Whenever, under the provisions of statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.


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                  Section 2.  Whenever any notice is required to be given
under the provisions of statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE V
                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a Chairman, a President, a Secretary and a Treasurer. The board of directors may also choose one or more Vice Presidents, a Controller and one or more assistant secretaries, assistant treasurers and assistant controllers. Any number of offices may be held by the same person unless otherwise provided by the certificate of incorporation or these by-laws.

                  Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall elect the appropriate officers of the corporation.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers

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and perform such duties as shall be determined from time to time by the board.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                              CHAIRMAN OF THE BOARD

                  Section 6. The Chairman of the Board shall preside at all meetings of the stockholders and of the board of directors, shall act in an advisory capacity to the other principal officers and shall have such powers and perform such duties as the board may prescribe.

                          PRESIDENT AND VICE PRESIDENTS

                  Section 7. The President shall be the chief executive officer of the corporation and shall perform such executive and administrative functions and duties as are delegated to him by

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the board of directors and shall, in the absence of or inability to act of the Chairman, temporarily act in his place, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                  Section 8. The President shall execute bonds, mort-gages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                  Section 9.  A Vice-President shall perform such
executive and administrative functions and duties as are delegated to him by the board of directors or the President and shall perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.

                  Section 10. In the absence or inability to act of the President, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

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                      THE SECRETARY AND ASSISTANT SECRETARY
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                  Section 11.  The Secretary shall attend all meetings of
the board of directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties and have such other powers as may be prescribed from time to time by the board of directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he or an Assistant Secretary shall have authority to affix the same to any instrument requiring it. When so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act, perform the duties and exercise the powers of the Secretary and shall

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perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.

               THE TREASURER, CONTROLLER AND ASSISTANT TREASURERS

                  Section 13. The Treasurer shall be the chief financial and accounting officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The Treasurer also have such other duties and have such other powers as the board of directors or the

                  Section 14. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 15. If required by the board of directors, the Treasurer and Controller shall give the corporation a bond (which shall be renewed every six years) in such sum and with such

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surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of their offices and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

                  Section 16. The Controller, if one be appointed by the board of directors, shall perform such of the duties of the Treasurer and exercise such of the powers of the Treasurer as shall be delegated to him by the Treasurer, and shall perform such other duties and exercise such other powers as the board of directors or the President may from time to time prescribe.

                  Section 17. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act, perform the duties and exercise the powers of the Treasurer to the extent not being performed and exercised by the Controller, and shall perform such other duties and have such other powers as the board of directors or the President may from time to time prescribe.


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                  Section 18.  A person may hold more than one office,
except that no one may be President and Treasurer or President and Secretary or Treasurer and Secretary at the same time.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

                  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman, the President or a Vice-President, and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who

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so requests the designations, preferences and relative,
participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or,
(2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

                  Section 3. The President or any Vice President together with the Secretary or any Assistant Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the

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board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

                  Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject only to the powers of the board of directors to prohibit certain transfers of stock set forth in the certificate of incorporation of the corporation.

                               FIXING RECORD DATE
                  Section 5. In order that the corporation may determine the stockholders entitled to (a) notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) express consent to corporate action in writing without a meeting, (c)

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receive payment of any dividend or other distribution or
allotment of any rights or (d) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                  Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote such shares as the owner thereof, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as otherwise provided by the laws of Delaware.


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                                   ARTICLE VII
                 CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES

                  Section 1. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  Section 2. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                  Section 3. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                  Section 4. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

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                  Section 5.  Proxies to vote with respect to shares of
stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman, President or a Vice-President or by any other person or persons thereunto authorized by the board of directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS
                                 INDEMNIFICATION

                  Section 1. Third Party Actions. Any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the full extent authorized by the Delaware General Corporation
Laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses, liability and loss including attorneys' fees) judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The right to indemnification conferred in this Section shall be a contract right.

                  Section 2. Derivative Actions. Any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware
General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses, liability and loss (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; except, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

                  Section 3. Mandatory Indemnification. To the extent that a director, officer, employee or agent as above described has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 4.  Procedure for Effecting Indemnification.
Any indemnification under paragraphs 1 or 2 of this Article
(unless ordered by a court) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsection. Such determination shall be made:
                           (a)      By the vote of the Board of Directors
consisting of directors who were not parties to such action, suit or proceedings; or
                           (b)      If such action is not obtainable, or even if
obtainable the vote of the disinterested directors so directs, by independent legal counsel in a written opinion; or
                           (c)      By the stockholders.

                  Section 5. Advancement of Expenses. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  Section 6.  Supplementary Coverage.  The
indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 7. Power to Purchase Insurance. The Corporation may, by action of the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  Section 8. Extension of Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of its capital stock, subject to the provisions of the certificate of incorporation. Such dividends, if any, shall be paid to the holders of Common Stock in proportion to their respective ownership of Common Stock and shall, subject to the provisions of such series, be paid to the holders of each series of Preferred Stock, if any, in proportion to their respective ownership of Preferred Stock of such series. The declaration and payment of such dividends or other distributions and the determination of earnings, profit, surplus (including paid-in capital) and capital available for dividends and other purposes shall, to the extent permitted by law, lie wholly in the discretion of the board of directors, and no stockholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the board in the exercise of said discretion.
Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the board may also distribute to the holders of capital stock of each class (and series) in proportion to their respective ownership of such class (or series), additional shares of such class (and of any series) or of any other class in such manner and on such terms as they may deem proper.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

                  Section 3. The board of directors shall present at such annual meeting, and at any special meeting of the stock-holders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                   FISCAL YEAR
                  Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

                                   ARTICLE IX
                                   AMENDMENTS

                  Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the board of directors or by the stockholders at any regular meeting of the board of directors or of the stockholders, or at any special meeting of the board of directors or of the stockholders if notice of such alteration, amendment, repeal or adoption of now Bylaws is contained in the notice of such special meeting.